Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43422 and No. 333-172599) and S-8 (No. 333-170488, No. 333-118299, No. 333-80471 and No. 033-36485) of Granite Construction Incorporated of our report dated March 1, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
San Francisco, California
March 1, 2013